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                                                                   EXHIBIT 10.17



                             DATED 16TH April 1999



                                     LEASE

                                       of

                               8 Blackstone Road,
                           Huntingdon, Cambridgeshire
                                    PE19 6EF
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THIS LEASE is made the 16th day of April  One thousand nine hundred and ninety nine

B E T W E E N WINTERTHUR LIFE UK LIMITED whose registered office is at

Basingstoke Hampshire RG21 6SZ ("the Landlord") (1) and

GENOMIC SOLUTIONS LIMITED whose registered office is at Unit 3 Forge Close

Little End Road Eton Socon St Neots Cambridgeshire PE19 3TP ("the Tenant") (2)

GENOMIC SOLUTIONS INC of 4355 Varsity Drive, State East, Ann Arbor, MI 48108

USA ("the Surety") (3)

THIS DEED WITNESSESS THAT:


1.  INTERPRETATION
In this lease:

1.l A reference to an Act of Parliament (or a section of an Act of Parliament) refer to that Act (or section) as it applies at the date of this lease and any later amendment or re-enactment of it and to any instruments rules regulations or orders made under such Act or section.

1.2 A right given to the Landlord to enter the Property extends to anyone the Landlord acting reasonably authorites to enter, and includes the right to bring workmen and appliances onto the Property for the purpose stated in the relevant provision of this lease.

1.3 Where the Tenant agrees in this Lease not to do or not to omit anything that also means that the Tenant will use reasonable endeavours not to permit or suffer anyone else to do or omit that thing where the Tenant is aware that such act is being done or thing being omitted.

1.4 The expression "the Landlord" includes where the context admits the person who for the time being owns the interest in the Property which gives the right to possession of it when this lease ends.


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1.5   The expression "the Tenant" includes where the context admits the person who for the time being is entitled to the Property as Tenant under this lease

1.6 If under this lease there is more than one tenant or landlord any reference to "the Tenant" or "the Landlord" will be deemed to refer to each tenant or landlord and any obligation on the part of the Tenant or the Landlord (as the case may be) can be enforced against all of the tenants or all of the landlords (as the case may be) jointly and against each individually and any notice to be served on the Tenant or the Landlord will be validly served if served on any one or more of (as the case may be) the tenants or the landlords.

1.7 Words importing the singular are to be considered where appropriate as including the plural and vice versa.

1.8 Words importing the masculine are to be considered where appropriate as including the feminine and neuter and vice versa.

1.9 Unless the context requires the expressions to be interpreted differently, references in this lease to a "clause" "sub clause" "schedule" or "paragraph" are references to the appropriately numbered clause, sub-clause, schedule or paragraph of this lease.

1.10 The contents section and headings set out in this lease are included for ease of reference only, and should not be taken to affect the meaning of the provisions to which they refer.

1.11 The schedules are incorporated in this lease and the Landlord and the Tenant agree to be bound by their provisions.

1.12 Unless the context requires the expressions to be interpreted differently, the following terms have the following meanings in this lease:

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"Impositions"                       means rates, taxes, assessments, duties,
                                    impositions, and outgoings relating to the
                                    Property whether parliamentary, parochial,
                                    local or of any other description and
                                    whether or not of a capital or non-recurring
                                    nature
"Mortgagee of the Landlord"         means any mortgagee from time to time
                                    having a legal charge over the Landlord's interest in the Property regardless of whether or not notice of the legal charge has actually been given to the Tenant

"the Plan"                          means the plan attached to this lease

"the Planning Acts"                 means (subject to sub-clause 1.1) the Town
                                    and Country Planning Act 1990, the Planning
                                    (Listed Buildings and Conservation Areas)
                                    Act 1990, the Planning (Hazardous
                                    Substances) Act 1990, the Planning
                                    (Consequential Provisions) Act 1990 and the
                                    Planning and Compensation Act 1991

"the Property"                      means 8 Blackstone Road, Huntingdon PE19 6EF
                                    as the same is shown for identification
                                    purposes only edged red on the Plan

"the Rent"                          means:

                                    (A) For the period from the 25th March 1999
                                        to the 24th December 1999 the sum of
                                        one peppercorn (if demanded).


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                                     [MAP]





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          Townsends                 For the period 25th December 1999 to 26
                                    March 2000 the sum of Twelve Thousand Five
                                    Hundred Pounds (Pound Sterling 12,500).

                                    For the period 25th March 2000 to 23rd June
                                    2000 the sum of Sixteen Thousand Seven
                                    Hundred Pounds (Pound Sterling 16,700)

                                    For the period 26th June 2000 to 30th
                                    October 2000 the sum of Sixteen Thousand
                                    Seven Hundred Pounds (Pound Sterling 16,700)

                                    For the period 31st October 2000 to 26th
                                    December 2000 the sum of Sixteen Thousand
                                    Seven Hundred Pounds (Pound Sterling 16,700)

                                    For the period 25th December 2000 to 24th
                                    December 2001 the sum of Sixty Thousand
                                    Pounds (Pound Sterling 60,000)

                                    For the period 25th December 2001 to the 24th March 2002 the sum of Fifteen Thousand Pounds (Pound Sterling 15,000)

                                    For the period 25th March 2002 to the 24th
                                    December 2003 the sum of Seventy Thousand
                                    Pounds (Pound Sterling 70,000)

                                    For the period 25th March 2003 to the 24th
                                    March 2003 the sum of Fifty Two Thousand
                                    Five Hundred Pounds (Pound Sterling 52,500)

                                    During each successive Review Period a rent equal to the Rent previously payable under this lease or such revised Rent as may be determined in accordance with the provisions of the Schedule whichever is the higher


          "the Rent Commencement
          Date"                     means the 16th April 1999

          "the Review Date"         means the 25th day of December
                                    in the years 2003 and 2008

          "Review Period"           means the period starting on any
                                    Review Date up to and including the day
                                    before the next Review Date or starting with the last Review Date up to the end


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                                    of the Term

      "Service Media"               means ducts, sewers, drains,
                                    watercourses, gutters, downspouts, gas
                                    pipes and meters, electric wires and meters, optical fibres and all other conducting media

      "the Term"                    means the term of 10 years commencing
                                    on the 16th April 1999 together with any lawful period of holding over or extension under statute or common law

      "VAT" means Value Added Tax and any similar tax from time to time replacing or supplementing it

1.13 Unless the context requires the expressions to be interpreted differently, any terms defined elsewhere in this lease have the meanings set out in their respective definitions when they are used in this lease.

2. THE DEMISE

IN consideration of the rents and covenants on the part of the Tenant and the conditions reserved and contained in this lease THE LANDLORD DEMISES to the Tenant the Property subject to but with the benefit of all matters contained in the registers of Title Numbers CB88918 and CB 118393.

2.1 EXCEPT AND RESERVED to the Landlord a Mortgagee of the Landlord and any tenants and other occupiers of the any adjoining or neighbouring property and others entitled to such rights.

      2.1.1 the right for the Landlord a Mortgagee of the Landlord and the tenants and occupiers of any adjoining or neighbouring property as often as necessary on reasonable notice and by prior appointment to enter the Property for the

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          purpose of

               2.1.1.1 inspecting, cleaning, emptying, repairing, renewing, or connecting into any of the Service Media or

               2.1.1.2 executing any works necessary in order to comply with the requirements of any local or other Authority or

               2.1.1.3 inspecting, painting, cleaning, or repairing or altering or carrying out other works on any adjoining or neighbouring property and/or any building thereon

               2.1.1.4 exercising or carrying out its rights and obligations under this lease the Landlord tenant or person so entering forthwith remedying any damage caused by such entry and exercising this right so as to cause as little inconvenience to the Tenant as is reasonably practicable.

      2.1.2 the right of support from the Property for the property adjoining the Property.

      2.1.3 all or any rights of light or other easements or quasi-easements (if any) enjoyed by the Property over the Property.

      2.1.4 the right to rebuild and make any additions or alteration in adjoining or neighbouring property or buildings whether belonging to the Landlord or not provided hat no damage is caused to the Property in exercise of such right and that this right is exercised so as to cause as little inconvenience to the he Tenant as possible.


2.2 AND SUBJECT to all matters affecting the Landlord's title to the Property at the date of this lease and to all other rights and easements (if any) belonging to or enjoyed by any adjoining or neighbouring property.

2.3 TO HOLD the Property (except and reserved and subject as mentioned above) to the Tenant for the Term the Tenant YIELDING AND PAYING therefor to the Landlord


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      during the Term the Rent by four quarterly payments in advance on the usual Quarter Days for payment of rent in every year the first payment of one quarter's rent or a proportionate part to be made on the date of this lease in respect of the period from the Rent Commencement Date up to and including the day prior to the Quarter Day next following the date of this lease

3. THE TENANT'S COVENANTS
THE TENANT hereby COVENANTS with the Landlord as follows:

3.1   3.1.1  Rent

             The Tenant will pay to the Landlord the Rent on the days and times and in the manner set out in this lease for payment of those sums without any deduction or set off (except where lawfully made pursuant to statute).

      3.1.2  VAT

             The Tenant will pay to the Landlord the Rent on the days and times and in the manner set out in this lease for payment of those sums without any deduction or set off (except where lawfully made pursuant to statue).


3.2   Outgoings

      The Tenant will during the Term bear pay and discharge all existing and future imposition assessed, charged or imposed on the Property except for Impositions payable by the Landlord (other than VAT) occasioned by receipt of the rents under this Lease or by any dealing with its reversionary interest.

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3.3   Interest

      The Tenant will pay interest for each day late at an annual rate equivalent to 4% over Lloyds Bank plc Base Rate or its equivalent for the time being upon the Rent or other monies from time to time falling due by the Tenant to the Landlord under this lease or arising out of or connected with or referably to this lease (but not on interest payable under this sub-clause) where such sums have been outstanding for more than twenty one days after they have fallen due and whether they have been formally demanded or not such interest to be payable in respect of the period from the date on which the Rent or other monies, fail due to the date of payment and to be payable at the rate mentioned above after as well as before any judgment relating to the Rent or such other monies, and to apply at that rate to any costs fees or similar expenses properly incurred by the Landlord in obtaining or enforcing any such judgement BUT so that the provisions of this sub-clause 3.3 shall not restrict or cancel any other right which the Landlord may have under this lease.

3.4   Water, gas and electricity

      The Tenant will pay for all water electricity and gas consumed on the Property and will pay all standing or other related charges and will observe and perform all regulations made by the relevant authorities in respect of such services and will indemnify and keep indemnified the Landlord at all times in respect of the non-payment of the water electricity or gas charges or non-observance or non-performance of all or any of those regulations in respect of the Property during the Term.

3.5   Repair

      The Tenant will

      3.5.1 not do or permit to be done during the Term any damage or waste to the property or any of the fixtures and fittings in the Property.

      3.5.2 maintain and keep the Property in good and substantial repair and condition.

      3.5.3 (without restricting sub-clause 3.5.2) keep all parking areas on the Property maintained and tidy and keep all landscaped areas on the Property properly

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             cultivated and tidy.

      3.5.4  make good all damage to the Property but excluding

             3.5.4.1 damage by fire and other insured risks or risks against which the Landlord is obliged to insure under the terms of this Lease except when the insurance monies are rendered wholly or partly irrecoverable wholly or partly because of the act neglect or default of the Tenant or any person under its control.

             3.5.4.2  structural or inherent defects

             3.5.4.3 damage which other persons are obliged to remedy pursuant to clause 2.1 of this Lease

3.6   Redecoration

      Without restricting or cancelling any other obligation of the Tenant under this lease, the Tenant will

      3.6.1 within three months of the date hereof, and during the fifth year of the Term and during the last two months (however the Term may come to an end) of the Term in a good and workmanlike manner to the reasonable satisfaction in all respects of the Landlord redecorate the whole of the interior of the Property which has previously been or would usually be decorated with appropriate treatment using only good quality materials.

      3.6.2 within three months of the date hereof and during every fifth year of the Term and during the last two months (however the Term may come to an end) of the Term in a good and workmanlike manner to the reasonable satisfaction in all respects of the Landlord redecorate the whole of the exterior of the Property which has previously been or would usually be decorated with appropriate treatment using only good quality materials in the same colour and style or as similar as may be reasonably possible as that used previously provided that the covenants in this clause 3.6 relating to the last two months of the Term shall not apply where the Tenant shall have redecorated the Property less than 12 months prior to the expiry of the Term.


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3.7  Notice to repair
     The Tenant will

     3.7.1 allow the Landlord at all reasonable times having given at least 48 hours written notice to the Tenant to enter the Property for the purpose of examining the state and condition and use made of the Property and of the fixtures and fittings in the Property and of taking inventories of such fixtures and fittings and drawing plans of the Property but not so often as to be unreasonable and giving and leaving upon the Property for the Tenant notice in writing of any wants of repair defects and misuse which have been discovered and for which the Tenant may be liable under the covenants contained in this lease and

     3.7.2 if the Tenant fails to comply with such a notice as is mentioned in sub-clause 3.7.1 within such time as may be reasonable in the circumstances or in particular (and without restricting the rest of this sub-clause 3.7.2) fails at any time to perform any of the covenants set out in this lease relating to repair redecoration or the carrying out of any works which ought to be carried out on the Property by the Tenant within a reasonable period after written notice of such failure shall have been given to the Tenant permit the Landlord (but without restricting or cancelling the right of re-entry contained later in this lease) to enter upon the Property and repair redecorate or carry out such works at the expense of the Tenant and the Tenant will pay to the Landlord within 21 days of receiving a written demand the proper cost of any such repair decorations or other works carried out by the Landlord as mentioned above but so that such sums will bear interest as mentioned in sub-clause 3.3 with such interest running from the date 21 days after the Tenant receives the written demand.


3.8 Alterations
      The Tenant will

      3.8.1 not without the Landlords prior consent such consent not to be unreasonably withheld or delayed


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               3.8.1.1  make any addition or alteration whatsoever to the
                        Property or to the Landlord's fixtures and fittings or arrangement of the gas, heating, lighting, sanitary or other installations of the Property or in any way cut, alter, injure or disfigure any of the doors, ceilings, windows or walls of the Property ALWAYS PROVIDED that the Landlord's consent shall not be required for internal non-structural alterations or additions including the installation removal or relocation of internal demountable partitioning

     3.8.2 on receiving a written request from the Landlord immediately pull down and remove any erection, alteration or addition erected or made in breach of sub-clause 3.8.1 and make good any damage caused thereby BUT so that this sub-clause 3.8.2 shall not in any way restrict or cancel any other remedy which the Landlord may have.

     3.8.3 not apply any substances or coating to the inside or outside of the windows of the Property.

3.9  Obstructions
     The Tenant will not obstruct any part of the Property or exit which the local Fire Officer requires to be used as a means of escape in the event of fire or other emergency.



3.10 Alienation generally

     3.10.1 The Tenant will not part with or share possession or occupation of, or grant to anyone else any right over or interest in, the whole (as opposed to part) of the Property except by an assignment or underletting in accordance with subclauses 3.11 (for an assignment) or 3.12 (for an underletting);

     3.10.2 The Tenant will not in any circumstances assign or underlet, or part with or share possession or occupation of, or grant to anyone else any right over or interest in, any part or parts (as opposed to the whole) of the Property, except

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              by an underletting in accordance with subclause 3.12.

    3.10.3    For the purposes of this sub-clause 3.10 and sub-clauses 3.11 and
              3.12 the word "underletting" includes the creation of any derivative term and "underlease" and "undertenant" have corresponding meanings and the word "assignment" includes any assignment of the Term or any derivative term or any estate or interest in the Property and "assign" has a corresponding meaning

    3.10.4 The Tenant will within twenty-eight days of every assignment underlease or other transfer of the Property or any part of the Property or other devolution of the interest of the Tenant in the Property or of any derivative interest give notice of that to the Landlord and at the same time will produce a copy certified by a solicitor of the relevant assignment underlease or other transfer or document effecting or evidencing such devolution for registration with the Landlord and pay to it a reasonable fee being not less than twenty-five pounds and VAT on such fee for every such registration

BUT nothing contained in this sub-clause 3.10 or sub-clauses 3.11 or 3.12 shall prevent the Tenant from sharing occupation of the whole or any part or parts of the Property with any one company ("the Group Company") which is for the time being a subsidiary of the Tenant or the holding company of the Tenant or which is another subsidiary of the holding company of the Tenant (in each case within the meaning of Section 736 of the Companies Act 1985) subject to the following conditions:



    A no relationship of landlord and tenant shall be created or be deemed to exist between the Tenant and the Group Company

    B the Group Company shall not be given exclusive occupation of the whole or any part of the Property

    C the right of any company to occupy the Property or any part thereof shall determine upon such company ceasing to be a Group Company or not later

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             than the determination (for any reason whatsoever) of the Term

     D no transfer or creation of a legal estate shall take place in connection with such sharing of occupation

     E the Tenant shall give to the Landlord written notice of the name and principal office of the Group Company prior to its occupation

     F the Tenant shall indemnify the Landlord against any damages, claims, costs and expenses arising directly or indirectly from such occupation by the Group Company



3.11 Alienation - Assignment


     3.11.1 The Landlord shall be entitled (for the purposes of Section 19(1A) of the Landlord and Tenant Act 1927) to withhold its consent to the proposed assignment if:



            3.11.1.1 the proposed assignee (if an individual) or any director of the proposed assignee (if the proposed assignee is a corporate body) has been convicted of a criminal conviction involving dishonesty or criminal damage in the five years preceding the date of the proposed assignment;

            3.11.1.2 when the proposed assignee is one or more individuals: that individual or any of them is an undischarged bankrupt or has within the preceding five years had a receiving order made against him or an interim receiver appointed of his property;

            3.11.1.3 when the proposed assignee is one or more companies; it or any of them is in compulsory or voluntary liquidation (unless that is solely for the purpose of amalgamation or reconstruction when solvent), an administrative receiver or receiver of it (or any of them) has been appointed, or an administration order has been made in respect of it (or any of them);

            3.11.1.4 the proposed assignee(or if the proposed assignee is more than one person one or more of them) has within the preceding five

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                       years entered into any arrangement with his creditors.



3.11.2      The Tenant will not assign the whole of the Property unless:


            3.11.2.1 the Tenant first obtains the Landlord's written consent (such consent not to be unreasonably withheld or delayed) to the proposed assignment and the identity of the proposed assignee;

            3.11.2.2 the Tenant shall up to the date of the proposed assignment have paid all Rent due

            3.11.2.3 the proposed assignee is able to demonstrate to the reasonable satisfaction of the Landlord that it has sufficient financial status to meet its obligations under the Lease:

                       or

                       the proposed assignee provides a parent company guarantor who is able to demonstrate to the reasonable satisfaction of the Landlord that it has sufficient financial status to act as guarantor and who will before the assignment is completed execute with the assignee a counterpart Licence under which the parent company guarantor guarantees the performance of the assignee in such form as the Landlord may reasonably require;

                       or

                       the assignee will execute and deliver to the Landlord a rent deposit deed for such sum as the Landlord may reasonably determine in such forms as the Landlord may reasonably require together with the payment by way of cleared funds of the sum specified in the rent deposit deed;

                       or

                       two Directors of the proposed assignee (or other such guarantor or guarantors approved by the Landlord such approval not to be unreasonably withheld or delayed) will before the


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                       assignment is completed execute with the assignee a
                       counterpart Licence under which such Directors or other such guarantor or guarantors guarantee the performance of the assignee in such form as the Landlord may reasonably require.
            3.11.2.4 before the assignment is completed the Tenant and the assignee have first executed a counterpart licence including:
                       (a) an authorized guarantee agreement as defined by and in accordance with the provisions of the Landlord and Tenant (Covenants) Act 1995 by the Tenant with the Landlord under which the Tenant:
                             (aa) guarantees the performance by the proposed
                                  assignee of all the covenants on the part of the Tenant contained in this lease


                             (bb) is liable to the Landlord as principal debtor
                                  and is not released even if the Landlord gives the proposed assignee extra time to comply with any obligation or does not insist on its strict terms


                             (cc) agrees that, in the event that this Lease is
                                  disclaimed and on being so required by the Landlord by notice within 60 days after such disclaimer, he will accept the grant of a new tenancy of the demised premises:

                                  (i) on the same terms and conditions as this Lease at the date of the disclaimer subject to any necessary modifications and save that he shall not be required to procure that any other person is made a party to the Lease as guarantor and

                                  (ii)  for a term expiring on the contractual


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                                        expiry date of this lease

                                  - but so that if the Landlord so requests such authorized guarantee agreement may be set out in a document separate from the licence

                       (b) a direct covenant by the assignee with the Landlord
                           to observe and perform the covenants by the Tenant and the conditions and provisions contained in this Lease for all the unexpired residue of the Term;

3.12   Alienation - Underletting

       3.12.1 The Tenant will not underlet the whole or any part or parts of the Property unless:

              3.12.1.1 the Tenant first obtains the Landlord's written consent
                       (such consent not to be unreasonably withheld or delayed) to the proposed underletting and the identity of the proposed undertenant;

              3.12.1.2 before any underletting is completed the Tenant and the proposed undertenant first execute a counterpart licence in such form as the Landlord reasonably requires permitting the underletting. Such licence is to include a direct covenant by the undertenant with the Landlord to observe and perform the covenants by the Tenant and the conditions and provisions contained in this lease but limited to the duration of such undertenant's lease and not including the covenant to pay the Rent reserved by this Lease;

              3.12.2 the proposed undertenant shall not be permitted to
                     underlet or part with or share possession or occupation of the whole or any part of the premises underlet to it (other than by an assignment to which the Landlord's written consent has first been obtained, such consent not to


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                       be unreasonably withheld or delayed) but otherwise the
                       underlease is in terms similar (in so far as is consistent with the term of the underlease and extent of the Property underlet) to this lease, or in such other form as the Landlord may reasonably require;

              3.12.3 the Tenant and the undertenant agree in the underlease that the provisions of Sections 24 to 28 of the Landlord and Tenant Act 1954 are not to apply in relation to the tenancy to be created by the underlease and before entering into that agreement the Tenant and the undertenant obtain an order from a competent court authorizing them to do so

              3.12.4 the underlease is granted at a rent not less than the lower of the full market rent for the Property or the Rent (or in the case of an Underlease of part the lower of the full market rent for the part of the Property underlet or a proportionate part of the Rent) and the Tenant may not charge any form of premium for granting the underlease or accept rent more than one quarter in advance;

              3.12.6 the Tenant covenants with the Landlord to take such steps to enforce the provisions of the underlease as the Landlord may reasonably require.



3.13  Access
      The Tenant will permit the Landlord and the other persons mentioned in sub-clause 2.1 to exercise the rights excepted and reserved by that sub-clause.

3.14  Use
      The Tenant will not use or occupy the Property or any part of the Property otherwise than for the uses specified in paragraphs B1 and B8 of the Schedule to the Town and Country Planning (Use Classes) Order 1987
      (to which the provisions of clause 1.1 of this Lease shall not apply) or such other use approved in writing by the Landlord (such approval not to be unreasonably withheld or delayed) and permitted by the Planning Acts.

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3.15 Nuisance
     The Tenant will

     3.15.1 not do anything which is, or omit to do anything and thereby cause, a nuisance to the Landlord or any of the tenants of the Landlord or the occupiers of any adjoining or neighboring property or which is or may be detrimental to the Property or the amenities of the neighborhood

     3.15.2   (without restricting sub-clause 3.15.1)not


              3.15.2.1  use the Property for any immoral or disreputable purpose

              3.15.2.2  hold any auction on the Property

              3.15.2.3 use all or any part of the Property for the repair, maintenance, breaking or storage of motor vehicles

              3.15.2.4 use all or any part of the Property for the display of items for retail sale.

              3.15.2.5 store any goods or items otherwise than temporarily outside the buildings on the Property.

              3.15.2.6 deposit refuse other than in proper containers (which the Tenant will have emptied regularly).

              3.15.2.7 use any car parking areas at the Property other than for the parking of taxed and roadworthy motor cars and light vans.

     3.15.3 from time to time pay all reasonable costs charges and expenses which may be incurred by the Landlord in abating any nuisance upon the Property caused by any act or omission of the Tenant or in executing all such works as may be necessary for abating any such nuisance in obedience to any notice requiring the nuisance to be stopped provided that the Tenant shall have first been given a reasonable opportunity to remedy the same.

3.16 Compliance with statutes

     The Tenant will at all times during the Term


     3.16.1 conform in all respects with the provisions of any general or local Act of

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


              Parliament and any instrument, rule, regulation or order made under any such Act, and with the Bye-Laws and regulations of any local or other authority or supply company (whether already or hereafter to be enacted or made) which may be applicable to the Property or any part thereof and in particular will not do or omit any act matter or thing in on or respecting the Property which may be required to be omitted or done (as the case may be) by the Planning Acts, the Factories Acts 1961, the Offices Shops and Railway Premises Act 1963, the Fire Precautions Act 1971 the Health and Safety at Work Act 1974 or the Environmental Protection Act 1990.

     3.16.2 indemnify and keep indemnified the Landlord against all proceedings costs expenses claims and demands in respect of any contravention by the Tenant of any of the provisions of the said Acts, Bye Laws, instruments, rules, regulations and orders or in respect of the Property provided always that the Tenant shall have no such liability where such contravention is caused by or has arisen from any act omission or negligence of the Landlord its servants agents or invitees.


3.17 Easements
     The Tenant will


     3.17.1 not stop up darken or obscure any window glass door or light nor give permission for any new window light opening doorway path passage drain or other encroachment to be made nor knowingly permit any easement to be acquired over or against the Property and
     3.17.2 if the Tenant shall become aware that any encroachment or easement shall be made or threatened to be made or any window or opening made or opened or threatened to be made or opened in any neighboring building (whether erected before or after the date this lease) or relating to any neighboring land which if not obstructed may be lapse of time confer on the owner of any neighbouring property a right of such access of light forthwith give written notice to that effect to the Landlord and permit the Landlord and its agents to enter on the Property and inspect the Property and at the Landlord's expense do all things which the Landlord may reasonably require for preventing the making of such encroachment or the acquisition of such right or easement.

3.18      Safe use of the Property

          The Tenant will take all reasonable steps to ensure that

          3.18.1 nothing of an explosive or highly inflammable nature shall be brought into or stored in the Property unless it is used and kept in accordance with all relevant statutory safety requirements

          3.18.2 no engine machinery safe or other heavy article which in the reasonable opinion of the Landlord is likely to affect the stability of the structure of the Property or any adjoining or neighbouring property or building shall be brought into or stored in the Property.

          3.18.3 no petrol driven vehicle shall be taken or driven into any building forming part of the Property.

          3.18.4 no goods or signs are stored or placed in the roads, paths, loading areas or car parking areas forming part of or adjacent to the Property.

          3.18.5 the Property is equipped with good and sufficient fire fighting equipment to the reasonable satisfaction of the Landlord and of a type to comply with the requirements of the local Fire Officer, and will ensure that such equipment is maintained in good working order.

          3.18.6 no process is carried out or equipment kept or used on the Property which is likely to damage the Property or any other property or is likely to interfere with processes carried out or equipment used elsewhere or on any neighbouring property.


3.19      Signs

          The Tenant will not exhibit either on the external walls or in or on the windows or on the doors of the Property so as to be visible from outside the Property, or exhibit in the grounds forming part of the Property any notice, sign or announcement except such as may first be approved in writing by the Landlord such approval not to be unreasonably withheld or delayed provided that a sign indicating the name of the Tenant and the nature of its business in keeping (both as to design and size) with the building on the Property shall not require such consent.

3.20       Notices received

           The Tenant will

           3.20.1 notify the Landlord within seven days (or sooner if necessary) of receiving them of all notices orders and proposals (including rating proposals) served under any Statute order regulation instrument or bye-law on the Tenant or the Property and

           3.20.2 if required by the Landlord produce such notices orders and proposals to the Landlord or its agents and

           3.20.3 not agree or consent to any such proposals without the Landlord's prior written approval and

           3.20.4 if required by the Landlord at the Landlord's expense join with the Landlord in objecting to or appealing against any such notices orders and proposals except where the Tenant reasonably considers that any such obligations or appeals are against its best interests or those of any undertenant.



3.21      Landlord's costs

          The Tenant will pay to the Landlord all reasonable costs charges and expenses (including legal costs and fees payable to a Surveyor) which may properly be incurred by the Landlord

          3.21.1 in the preparation and service of a notice under the Law of Property Act 1925 Section 146 or incurred in proceedings under Sections 146 and 147 of the Law of Property Act 1925 notwithstanding that forfeiture is avoided otherwise than by relief granted by the Court.

          3.21.2 in considering and (if appropriate) granting any request by the Tenant for the Landlord's permission where required by this lease.

          3.21.3 in or directly relating to the preparation, service and negotiation of any schedule of dilapidations which have occurred during the Term (whether the preparation, service and negotiation takes place before or after the end of the
                    Term).

          3.21.4 In the recovery or attempted recovery of arrears of rent or other sums due under the Lease from the Tenant



3.22      Planning applications

          Without restricting or cancelling any other obligation of or restriction on the Tenant under this lease the Tenant will not without the Landlord's written consent such consent not to be unreasonably withheld or delayed.

          3.22.1 apply for any planning permission or enter into any agreement under the Planning Acts relating (in either case) to the Property or to their use or alteration or

          3.22.2 carry out any Development (as that expression is defined in the Planning Acts) at the Property (whether or not the Landlord has consented to the making of an application for planning permission for that Development).



3.23      Indemnity in respect of Outgoings

          The Tenant will

          3.23.1 indemnify the Landlord against any Imposition which either during the Term or at any time after the determination of the Term becomes payable by the Landlord in respect of the Property by reason of any act or omission of the Tenant including any application for or obtaining of planning permission in respect of the Property any a1teration repair or reinstatement and any development or disposal (by way of assignment sub-letting or otherwise howsoever) of the Property or any part of the Property.

          3.23.2 pay to the Landlord a sum or sums equal to any payments in respect of outgoings


                    3.23.2.1 which are paid or payable by the Landlord to any government, local, public or other authority.

                    3.23.2.2 as a result of the whole or any part of the Property being unoccupied for some period of time before the Term comes to an end.

                    3.23.2.3 and which the Landlord would not have had to make had the Property been occupied during such period.




          3.23.3 pay to the Landlord a sum or sums equal to any relief or rebate

                    3.23.3.1 to which the Landlord ceases or fails to be entitled.

                    3.23.3.2 as a result of the Property or part of it being unoccupied as mentioned in sub-clause 3.23.2.2.

                    3.23.3.3 and to which the Landlord would have been entitled had the Property (or part) been occupied during such period.




          3.23.4 make such payments to the Landlord as are referred to in sub-clauses 3.23.2 and 3.23.3 within 14 days of the Landlord notifying the Tenant and providing the Tenant with appropriate evidence that the Landlord has made such payment or has lost such relief or rebate.

          3.23.5    be bound by the provisions of this sub-clause 3.23:

                    3.23.5.1 whether or not such Imposition becomes payable as a result of the loss of exemption from tax or the loss of eligibility for reduced rates of tax or otherwise howsoever.

                    AND the parties agree that no one part of this sub-clause
                    3.23 shall be considered as restricting or cancelling any other part of the sub-clause provided that nothing in this clause 3.23 shall make the Tenant liable for any sum payable by the Landlord occasioned by receipt of the rents under this Lease or by any dealing with its reversionary interest.




3.24      Reletting or sale

          The Tenant will permit the Landlord or its agents at any time within the six months before the Term is due or expected to come to an end in the case of a reletting or at any time in the case of a disposal of a reversionary interest in the Property to enter on the Property and to affix on any suitable part or parts of the Property a notice board or notice boards for reletting or otherwise disposing of the Property (provided that in the case of a disposal of a reversionary interest the notice board shall make it clear that the Tenant's business at the Property is continuing) and will show the Property to anyone who wishes to view it and has the permission of the Landlord to do so at reasonable times of the day and on reasonable notice and so that this shall be done in such a way as shall not unreasonably interfere with the Tenant's course of business.

3.25      Handing back of the Property

          The Tenant will at the time at which the Term expires or otherwise ends


          3.25.1 peaceably and quietly leave surrender and yield up to the Landlord the Property together with the Landlord's fixtures and fittings which at any time shall be erected on or used on or fastened to the Property, and all improvements and additions to the Property and those fixtures and fittings, repaired redecorated and treated in accordance with the Tenant's obligations under this lease.

          3.25.2 unless otherwise agreed by the Landlord and the Tenant remove all tenants fixtures and fittings (including all tenant's partitioning and cabling) installed by the Tenant or any previous tenant or other occupier during the Term or by the Tenant during the term granted by any previous lease of the Property.



3.26      Restrictions on pollution

          Without restricting or cancelling any of its other obligations under this lease, the

           Tenant will


           3.26.1 not permit the discharge release or escape of any fuel gas toxic substance or pollutant from the Property other than in accordance with all statutory requirements.


           3.26.2 not create any environmental hazard or detriment by the storage escape or release of any gas substance or liquid in such quantity (whether that quantity by itself or cumulatively with other deposits of the same or different gases substances or liquids) as to subject persons or animals or vegetation to a material risk of death injury or impairment of health and/or as to threaten the pollution (whether on the surface or underground) of any water supply.



4.        THE LANDLORD'S COVENANTS
THE LANDLORD hereby COVENANTS with the Tenant as follows:


4.1   Quiet enjoyment

So long as the Tenant pays the Rent and performs and observes the covenants on the Tenant's part contained in this lease, the Tenant shall during the Term quietly enjoy the Property without interruption by the Landlord or any person lawfully claiming under or in trust for it or by title paramount.

4.2   Indemnities

4.2.1 The Landlord shall indemnify and keep the Tenant indemnified against all proceedings costs expenses claims and demands arising from the use by the Tenant or any undertenant of any of the Service Media which now run under Chancellor Close and which serve the Property and if the use of the same by the Tenant or any undertenant shall be disputed obstructed or prevented by any person then the Landlord will take all necessary steps at the Landlord's expense expeditiously to resolve such dispute or if required so to do to reconnect the service Media to Blackstone Road or such other suitable location

4.2.2 The Landlord shall observe and perform the covenants contained at paragraphs 4 and 6 of the Third Schedule of the Conveyance dated 11th December 1986 and made between

(1) J & J Palmer (Property) Limited and (2) Peter David Hammond and John David Meades and which are mentioned at entry no 2 of the Charges Register of Title Number CB 118393 and shall indemnify and keep the Tenant indemnified against all proceedings costs expenses claims and demands in relation thereto



5.        INSURANCE

5.1       The Landlord's obligations

          The Landlord covenants with the Tenant that the Landlord will:


          5.1.1 keep the Property and the Landlord's fixtures and fittings in the Property insured in their full reinstatement value (including three years loss of Rent and architects and surveyors and other professional fees payable and the cost of shoring up demolition site clearance obtaining all necessary consents and permission for any rebuilding or reinstatement and similar expenses and any resulting VAT) against loss or damage by fire, lightning, explosion, aircraft (including articles dropped from aircraft), riot, civil commotion, malicious persons, earthquake, storm, tempest, flood, bursting and overflowing of waterpipes, tanks and other apparatus, impact by road vehicles, subsidence and such other risks as the Landlord may from time to time reasonably require and will pay all premiums necessary for that purpose.

          5.1.2 subject to obtaining all necessary consents which the Landlord will use his reasonable endeavours to obtain to cause all insurance monies received (except those for loss of Rent) to be applied in making good the damage for which the monies have been received or (as the case may be) in rebuilding the Property and to make good any shortfall between the insurance monies and the cost of reinstatement or building (as the case may be) (but not so as to provide accommodation identical in layout if it would not be reasonably practicable to do so) PROVIDED THAT the Landlord shall not be obliged to lay out such monies if:-

                    5.1.2.1 the Landlord has taken all reasonable steps to carry out such making good or rebuilding but such making good or rebuilding is rendered impracticable by causes beyond the Landlord's control in which case such monies shall be divided between the Tenant and the Landlord according to the value at the date of the destruction or damage of their respective interests in the Property (to be determined in default of agreement by a single arbitrator to be appointed by the President for the time being of the Royal Institute of Chartered Surveyors on the application of either party) provided that the proportion payable to the Landlord shall not be less than the difference between the value of the Property before and after the event that gave rise to the damage to the Property upon service by the Landlord upon the Tenant of a notice stating that this is the case and thereupon this lease shall immediately determine (though without restricting or cancelling the rights of the Landlord and the Tenant against the other in respect of any previous breach of the provisions of this lease) or

          5.1.2.2 payment of any insurance monies shall be properly refused by reason of any act or default of the Tenant unless the Tenant pays to the Landlord an amount equal to the amount payment of which shall have been refused or

          5.1.2.3 the Tenant has failed to make the payments referred to in sub-clause 5.2.1 and 5.2.2, unless the Tenant pays to the Landlord such arrears.


       5.1.3 at the request of the Tenant provide particulars of the policy and a schedule of the risks covered together with confirmation that the policy is in force.

       5.1.4 notify the Tenant of any material change in the risks covered by the policy from time to time

       5.1.5 procure that the interest of the Tenant and any undertenant and its or their mortgages are noted or endorsed on the policy upon request.




5.2 The Tenant's obligations

       The Tenant convenants with the Landlord that the Tenant will:

5.2.1 pay to the Landlord from time to time within seven days of receiving a request for it a sum equivalent to the insurance premiums paid by the Landlord in accordance with sub-clause 5.1.1 or (if the premiums relate also to other property) a sum equivalent to a fair proportion as determined by the Landlord's Surveyor (acting reasonably) of the amount of such premiums and cost of valuations.

5.2.2 pay to the Landlord from time to time within seven days of receiving a request for it a sum equal to the sum of sums which the Landlord shall from time to time pay by way of premium for effecting or maintaining insurance indemnifying the Landlord against any liability for damages and any claims costs and expenses arising from any accidental injury to or disease suffered by any person by any accidental damage to property caused by the state or condition of the Property or any equipment within the Property or any part of the Property and in particular but without restricting the meaning of the rest of this sub-clause 5.2.2 any liability on the part of the Landlord under the Defective Premises Act 1972 or (if the premiums relate also to premises other than the Property) a sum equivalent to a fair proportion as determined by the Landlord's Surveyor acting reasonably of the amount of such premiums.

5.2.3 Pay to the Landlord from time to time within seven days of receiving a written request for it a sum equal to any excess or insured contribution in relation to a claim made or to be made by the Landlord under any policy or policies of insurance mentioned in sub-clause 5.1.1. and 5.1.2.

5.2.4 (without restricting or cancellation any other obligation on the Tenant under this lease.)

          5.2.4.1 not do anything whereby any policy of insurance taken out by the Landlord on including or in any way relating to the Property or any neighboring property of the Landlord may become void or voidable or (unless the payment of the increased premium is with the prior agreement of the Landlord undertaken by the Tenant) whereby the rate of premium may be increased.

          5.2.4.2 in the event of any additional or increased premium becoming payable in respect of the Property or any neighbouring property of the Landlord by reason of the trade or business carried on in or upon the Property or anything done or kept on the Property being deemed a hazardous or special risk by the Landlord's insurers acting reasonably pay within seven days of demand such additional premium or increase in the premium in full to the Landlord or to its insurers as the Landlord may direct.

  5.3     Suspension of Rent

          If the Property or any part of the Property shall be so destroyed or damaged by fire or any other risk insured against by the Landlord or by any risk against which the Landlord is obliged to insure under the terms of this Lease as to render it unfit for occupation or use then to the extent that the insurance of the Property by the Landlord has not been vitiated and payment of the policy monies not wholly or partly refused wholly or partly by reason of any act neglect or default of the Tenant or any person under its control the Rent or a fair and just proportion of it (according to the nature and extent of the damage sustained) shall be suspended, from the date of such destruction or damage until the Property shall have been rebuilt or reinstated and rendered fit for occupation and use and in the event of any dispute as to the amount or period of such abatement the dispute shall be referred to arbitration in accordance with the provisions of the Arbitration Acts 1950 and 1979 and if the parties cannot agree on the identity of the arbitrator he shall be nominated on the application of either party to the President of the Royal Institution of Chartered Surveyors or his deputy.

  5.4 If the Property has not been rebuilt or reinstated at the expiration of the period of three years from the date on which such destruction or damage occurred this least shall immediately determine (though without restricting or cancelling the rights of the Landlord and the Tenant against the other in respect of any previous breach of the provisions of this Lease) upon service by the Tenant upon the Landlord of a notice to this effect.

  5.5 In the event of total or substantial rebuilding of the property being necessary following damage by any of the insured risks against which the Landlord is obliged to insure under the Terms of this Lease the Tenant shall be entitled to determine the Term by one month's prior written notice to be given within one month the date of damage or destruction and upon expiry of such notice the Term shall determine




  6.      Surety Covenants

  6.1 In consideration of the grant of this Lease to the Tenant having been at the request of the Surety the Surety hereby covenants with the Landlord that the Tenant will during the period when the Term shall be vested in the Tenant and until this Lease is assigned by the Tenant to a third party in accordance with the provisions of this Lease (or if such assignment is an excluded assignment within the meaning of Section 11(l) of the Landlord and Tenant (Covenants) Act 1995 until the next subsequent assignment which is not an excluded assignment as aforesaid) punctually pay the Rent and will observe and perform all the Tenants covenants in this Lease and that in case of any default by the Tenant in the payment of the rent or the observance or performance of his covenants as aforesaid the Surety will make good to the Landlord all loss damage costs and expenses arising out of such default and suffered or incurred by the Landlord.

  6.2 No neglect or forbearance of the Landlord in enforcing the payment of the Rent or the observance or performance of the Tenants covenants nor any refusal by the Landlord to accept Rent tendered by or on behalf of the Tenant during a period in which the Landlord is entitled or would after service of a notice under Section 146 of the Law of Property Act 1925 be entitled to re-enter the Property nor any time given by the Landlord to the Tenant shall discharge the Surety either in whole or in part or in any way affect his liability under this covenant.


  6.3 If the Tenant or the Liquidator of the Tenant shall disclaim this Lease or if the Tenant (being a company) shall be dissolved or cease to exist the Surety shall if the Landlord shall by notice within 60 days after such disclaimer or cessation so require enter into a lease of the Property for a term equivalent to the residue of the term of this Lease unexpired at the date of the disclaimer (or as the case may be at the date of the dissolution or cesser) upon the same terms (subject to any modifications) as this Lease (except that the Surety shall not be required to procure than any other person is made a party to that Lease as guarantor).



     7.   FURTHER PROVISIONS
          THE parties also agree:-

          7.1   Forfeiture
                Whenever:-

                7.1.1 the Rents or any part of them are in arrears for 21 days or more after having become due (whether demanded formally or not) or

                7.1.2. there shall be any material breach non performance or non observance by the Tenant of any obligation on its part contained in this Lease and the Tenant has not within a reasonable period of time after receipt from the Landlord of written notice giving details of such breach remedied the same

                7.1.3 when the Tenant is one or more individuals: that individual is, or one or more of those individuals is or are, adjudicated bankrupt or has a receiving order made against him or an interim receiver is appointed of the property of the Tenant or one or more of the tenants or

                7.1.4 when the Tenant is one or more companies; it or one of them goes into compulsory or voluntary liquidation (unless that is solely for the purpose of amalgamation or reconstruction when solvent), an administrative receiver or receiver of it (or one of them) is appointed, or an administration order is made in respect of it (or one of them) or

                7.1.5 the Tenant (or if the Tenant is more than one person one or more of the tenants) shall enter into any arrangement with his creditors then the Landlord may forfeit this lease by entering (itself or through agents) any part of the Property in the name of the whole of the Property. BUT such forfeiture does not cancel reduce or restrict any right of action or remedy of the Landlord in respect of any breach prior to such forfeiture by the Tenant of its obligations under this lease or the amount of damages which the Landlord may claim.

     7.2  Limitation of Landlord's liability

          The Landlord shall not be liable to the Tenant or to any other person for any accidental loss or damage which may at any time during the Term be occasioned or suffered by the Tenant or any other person or to the Property or to any goods or property of the Tenant or any other person by reason of any breakdown, bursting, stoppage, leakage, breakage, defect or damage of or in any pipes, taps, mains, cisterns, wires, apparatus or machinery in or in connection with or used for the purposes of the Property or any adjoining or neighbouring property nor for the absence or lack of light in or to the Property and the Landlord shall not be liabLe to any other person not a party to this lease to perform any of the covenants herein contained in this lease whether express or implied in so far as such covenants impose obligations going beyond the common duty of care imposed by the Common Law or the Occupiers Liability Act 1957 save where such liability arises from the Landlord's breach of any of its obligations under this Lease.

     7.   Planning restrictions

          Nothing contained in this lease

          7.3.1 shall render the Landlord or the Tenant liable in respect of any of the covenants conditions and provisions contained in this lease if and so far only as the performance or observance of them or any one or more of them shall after the date of this lease become a contravention of or otherwise impossible or illegal under or by virtue of the Planning Acts but subject as mentioned above in this sub-clause 7.3.1 the Term and the rents payable to the Landlord shall not determine solely because of any changes or modifications or restrictions of user of the Property or obligations made or imposed after the date of this lease under or by virtue of the Planning Acts or any revocation or withdrawal or the alteration of any conditions attached to or the imposition of further conditions in respect of any permission for development aiready granted in respect of the Property under the Planning Acts.

     7.3.2 shall be deemed to constitute any warranty by the Landlord that the Property or any part of the Property is presently or will in the future be authorised under the Planning Acts for use for any specific purpose provided that the Landlord shall not do or omit or permit anything that oculd result in the permitted user under this Lease failing to remain a lawful or authorised use under the Planning Acts.

7.4 Service of notices Section 196 of the Law of Property Act 1925 as amended shall apply to all notices served under this lease PROVIDED that while this Lease is vested in Genomic Solutions Limited any notice or document to be served on the Tenant or the Surety shall be served at their respective registered offices



7.5  Compensation on vacating Property  Subject to the provisions of sub-section
     (2) of Section 38 of the Landlord and Tenant Act 1954, the Tenant shall not be entitled on quitting the Property to compensation under Section 37 of that Act.

7.6  Winterthur Life Appropriate Personal Pension Scheme

     It is hereby agreed and declared that the liability of the Landlord to the Tenant in terms of the obligations on the part of the Landlord to the Tenant contained herein is limited to such funds and property under number WPF 172 as are from time to time held within the Winterthur Life Self Appropriate Personal Pension Scheme provided that the Property remains as part of the property held by the Landlord as an asset to the said Scheme

     Notwithstanding anything herein contained to the contrary it is expressly stipulated that the liability of the Landlord shall not be personal but shall be limited to the extent









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
     of WPF 172 within the Winterthur Life Appropriate Personal Pension Scheme

7.7  Governing Law and Jurisdiction

     7.7.1 This deed and the rights of the parties under it are governed by and shall be construed in accordance with the laws of England

     6.7.2 The parties agree to submit to the non-exclusive jurisdiction of the English courts in connection with this deed.

7.8  Executed as a Deed

     It is the intention of the parties that this document should be executed as a Deed.

7.9  Non-Waiver

     No acceptance of or demand or receipt for rent by the Landlord after knowledge (expressed or implied) by the Landlord or their agent of any breach of any of the covenants agreements and obligations on the part of the Tenant herein contained or implied shall operate as a waiver in whole or in part of any such breach or of the Landlord's right of forfeiture or re-entry in respect thereof but any such breach shall for all purposes of this Lease be deemed to be a continuing breach so long as such breach shall subsist and no person taking any estate or interest under this Lease shall be entitled to set out any such acceptance of or demand or receipt for rent as a defence in any action or proceedings commenced by the Landlord


7.10 Recovery of Rent

     Without prejudice to any other remedy of the Landlord all rents and other sums which become due from the Tenant under the terms of this Lease shall in default of payment be recoverable either as rent in arrears or by action as the Landlord may from time to time decide

7.11 Exclusion of Implied Easements

     The Tenants shall not be or become entitled to any easement right or quasi-easement save as expressly set out in this Lease and for the avoidance of doubt Section 62 of the

          Law of Property Act 1925 shall not apply to this Lease




7.12      Landlord & Tenant (Covenants) Act 1995

          It is hereby recorded that this Lease was not granted in pursuance of either an agreement or option or fight of pre-emption entered into before 1st January 1996 or an Order of the Court made before that date and accordingly this Lease constitutes a new lease for the purposes of the Landlord & Tenant (Covenants) Act 1995


 .

7.13      Option to Determine

7.13.1 Provided that the rent has been paid up to date the Tenant may determine this Lease on the 24th March 2002 by giving to the Landlord not less than six months prior written notice. Should such notice be given then this Lease shall absolutely cease and determine but without prejudice to any antecedent breach.

7.13.2 Provided that the rent has been paid up to date the Tenant may determine this Lease on the 24th March 2002 by giving to the Landlord not less than six months notice in writing. Should such notice be given this Lease shall absolutely cease and determine but without prejudice to any antecedent breach.




7.14      Inland Revenue Declaration

          The parties to this Lease certify that there is no agreement for lease for lease to which this Lease gives effect



7.15      Tenant's Works

          The Landlord consents to the Tenant carrying out the works listed in the Appendix hereto with any minor modifications thereto,


IN WITNESS WHEREOF this deed has been executed by the parties and has been delivered on the date written at the start of the document.

                                  THE SCHEDULE

                                  Rent Review

1. The revised Rent for any Review Period may be agreed at any time between the Landlord and the Tenant or (in the absence of agreement) determined not earlier than the relevant Review Date by an independent valuer (acting as an expert and not as an arbitrator) such valuer to be nominated in the absence of agreement by or on behalf of the President for the time being of the Royal Institution of Chartered Surveyors on the application of the Landlord or the Tenant made not earlier than six months before the relevant Review Date but not later than the end of the relevant Review Period and so that in the case of such valuation the revised Rent to be determined by the valuer shall be such as he shall decide is the open market rent at which the Property might reasonably be expected to be let at the relevant Review Date.

(A)   On the following assumptions at that date:

      (i)   That the Property;:

            (a) is available to let on the open market without a fine or premium with vacant possession by a willing landlord to a willing tenant for the residue then unexpired of the term of this lease

            (b) is to be let as a whole subject to the terms of this lease (other than the amount of the Rent hereby reserved but including the provisions for review of that rent on a basis and of a frequency as set out in this lease).

            (c)   is fit and available for immediate occupation.

            (d) may be used for any of the purposes permitted by this lease as varied or extended by any license granted pursuant thereto.

            (ii) That the covenants contained in this lease on the part of the Tenant have been fully performed and observed.

            (iii) That no work has been carried out to the Property which has diminished the rental value (other than work carried out pursuant to any statutory requirement or the requirements of any local authority or other public body) and that in case the Property has been destroyed or damaged by any of the insured risks it has been fully restored except where such restoration has not taken place as a result of default by the Landlord.

            (iv) that the hypothetical tenant is and tenants in the market generally are registered for VAT and will be able to set off in full by way of input tax any VAT payable in respect of the Rent or other sums due under the provisions of this lease against the output tax payable by him or them.

(B)   But disregarding:


      (i) any effect on rent of the fact that the Tenants its sub-tenants or their respective predecessors in title have been in occupation of the Property or any part thereof.


      (ii) any goodwill attached to the Property by reason of the carrying on thereat of the business of the Tenant its sub-tenants or their predecessors in title in their respective businesses and

      (iii) any increase in rental value of the Property attributable to the existence at the relevant Review Date of any improvement to the Property or any part thereof carried out with consent where required otherwise than in pursuance of an obligation to the Landlord or its predecessors in title by the Tenant its sub-tenants or their respective predecessors in title during the Term or during any period of occupation prior thereto arising out of an agreement to grant such term (except where such obligation is imposed by Statute or is a requirement or direction of a local authority or other public body or where the obligation is a covenant to carry out the alterations or improvements contained in any Licence or consent authorising the same).

2.

(A) The fees and expenses of the valuer referred to in paragraph 1 including the cost of his nomination shall be borne as the valuer directs and the Landlord and the Tenant shall otherwise bear their own costs.

(B) The Valuer shall afford the Landlord and the Tenant an opportunity to make representations to him and

(C) If the valuer nominated in accordance with paragraph 1 shall die delay or become unwilling unfit or incapable of acting or if for any other reason the President for the time being of the Royal Institution of Chartered Surveyors or the person acting on his behalf shall in his absolute discretion think fit he may on the application of either the Landlord or the Tenant by writing discharge the valuer and appoint another in his place.

3. When the amount of any Rent to be ascertained as provided above shall have been ascertained memoranda recording that shall immediately be signed by or on behalf of the Landlord and the Tenant and annexed to this lease and its counterpart and the Landlord and the Tenant shall bear their own costs in respect of those memoranda.

4.

(A) If the revised Rent payable on and from any Review Date has not been agreed by that Review Date the Rent shall continue to be payable at the rate previously payable and immediately upon the revised Rent being ascertained the Tenant shall pay to the Landlord any shortfall between the Rent and the revised Rent payable from and including the Review Date up to and including the day prior to the quarter day following the ascertainment of the revised Rent together with interest on any shortfall at the Base Rate from time to time of Lloyds Bank Plc such interest to be calculated on a day-to-day basis from the date on which such shortfall (or each part of such shortfall) would have been payable if the revised Rent had been ascertained prior to the relevant Review Date to the date of ascertainment and the interest so payable shall be recoverable in the same manner as Rent in arrear.

(B) for the purpose of this paragraph 4 the revised Rent shall be deemed to have been ascertained on the date when the same has been agreed between the Landlord and the Tenant or as the case may be the date of the determination by the valuer.

5. If either the Landlord or the Tenant shall fail to pay the relevant proportion of the fees and expenses of the valuer under the provisions of paragraph 2 within twenty-one days of the same being demanded by the valuer the other shall be entitled to pay the same and the amount so paid shall be repaid by the party chargeable on demand.

The Common Seal of WINTERTHUR             )
LIFE UK LIMITED was hereunto affixed      )
in the presence of:-                      )






Signed as a DEED by                       )
GENOMIC SOLUTIONS LIMITED                 )
acting by a Director and its Secretary    )
(or two directors)                        )




Executed as a DEED by                     )
GENOMIC SOLUTIONS INC                     )
(a Delaware Corporation) by:              )




                                                 -----------------------------
                                                          JEFF WILLIAMS
                                                        President and CEO